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                                                                     EX-99.B1D
                                                           EXHIBIT 24(b)(1)(d)

               DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION



                  Delaware Group Global & International Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation has authority to issue One Billion (1,000,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation ("Common Stock"), having an aggregate par value of Ten Million Dollars ($10,000,000). Of such One Billion (1,000,000,000) shares of Common Stock, One Hundred Fifty Million (150,000,000) shares have been allocated to each of the International Equity Series, Global Assets Series, Global Bond Series and Emerging Markets Series of the Common Stock. Fifty Million (50,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of the International Equity Fund class and the International Equity Fund (Institutional) class, and Twenty-Five Million (25,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of International Equity Fund B Class and the International Equity Fund C Class. Fifty Million (50,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund A Class and Global Assets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund B Class and the Global Assets Fund C Class. Fifty Million (50,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund A Class and the Global Bond Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund B Class and the Global Bond Fund C Class. Fifty Million (50,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund A Class and the Emerging Markets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund B Class and the Emerging Markets Fund C Class.

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                  SECOND: The Board of Directors of the Corporation, at a
meeting held on July 17, 1997, adopted resolutions designating two additional series of the Corporation's Common Stock as the International Small Cap Series and Global Equity Series, and classifying and allocating One Hundred Fifty Million (150,000,000) shares of authorized, unissued and unclassified Common Stock to each of the International Small Cap Series and Global Equity Series. Of such One Hundred Fifty Million (150,000,000) shares of Common Stock allocated to the International Small Cap Series, Fifty Million (50,000,000) shares have been allocated to each of the International Small Cap Fund A Class and International Small Cap Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund B Class and the International Small Cap Fund C Class. Of the One Hundred Fifty Million (150,000,000) shares of the Common Stock allocated to the Global Equity Series, Fifty Million (50,000,000) shares have been allocated to each of the Global Equity Fund A Class and Global Equity Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Equity Series of the Common Stock have been allocated to each of the Global Equity Fund B Class and the Global Equity Fund C Class.

                  THIRD: As a result of the aforesaid designation, classification and allocation of such series and classes of the Corporation's Common Stock, of the One Billion (1,000,000,000) authorized shares of Common Stock, Nine Hundred Million (900,000,000) shares of Common Stock have been allocated to various series as follows: One Hundred Fifty Million (150,000,000) shares have been allocated to each of the International Equity Series, Global Assets Series, Global Bond Series, Emerging Markets Series, International Small Cap Series and Global Equity Series. Fifty Million (50,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of the International Equity Fund class and the International Equity Fund (Institutional) class, and Twenty-Five Million (25,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of International Equity Fund B Class and the International Equity Fund C Class. Fifty Million (50,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund A Class and Global Assets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund B Class and the Global Assets Fund C Class. Fifty Million (50,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund A Class and the Global Bond Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund B Class and the Global Bond Fund C Class. Fifty

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Million (50,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund A Class and the Emerging Markets Fund Institutional Class, and Twenty-Five Million
(25,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund B Class and the Emerging Markets Fund C Class. Fifty Million (50,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund A Class and International Small Cap Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund B Class and the International Small Cap Fund C Class. Fifty Million (50,000,000) shares of the Global Equity Series of the Common Stock have been allocated to each of the Global Equity Fund A Class and Global Equity Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Equity Series of the Common Stock have been allocated to each of the Global Equity Fund B Class and the Global Equity Fund C Class.

                  FOURTH: The shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class, the International Small Cap Fund C Class and the International Small Cap Fund Institutional Class of the International Small Cap Series shall represent proportionate interests in the same portfolio of investments. The shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class, the International Small Cap Fund C Class and the International Small Cap Fund Institutional Class of the International Small Cap Series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class, the International Small Cap Fund C Class and the International Small Cap Fund Institutional Class of the International Small Cap Series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the International Small Cap Series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of

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                  the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the International Small Cap Series among its four classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the
                  Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple
                  Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class, the International Small Cap Fund C Class and the International Small Cap Fund Institutional Class of the International Small Cap Series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class, the International Small Cap Fund C Class and the International Small Cap Fund Institutional Class of the International Small Cap Series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class and the International Small Cap Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the International Small Cap Series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class and the International Small Cap Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the International Small Cap Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the International Small Cap Fund A Class on the Conversion Date. The term

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                  "Conversion Date" when used herein shall mean a date set
                  forth in the prospectus of the International Small Cap Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the International Small Cap Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause
                  (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the International Small Cap Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the International Small Cap Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the International Small Cap Fund B Class shall mean (i) in the case of a share of the International Small Cap Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the International Small Cap Fund B Class, or
                  (ii) in the case of a share of the International Small Cap Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the International Small Cap Fund
                  B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the International Small Cap Fund B Class or the corresponding class of any other investment company or of any other series of the

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               Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the International Small Cap Fund A Class. The number of shares in the holder's separate sub-account so converted shall
               (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of International Small Cap Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the International Small Cap Fund B Class, as such prospectus may be amended from time to time.

                    (c) The number of shares of the International Small Cap Fund
               A Class into which a share of the International Small Cap Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the International Small Cap Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the International Small Cap Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

                    (d) On the Conversion Date, the shares of the International
               Small Cap Fund B Class converted into shares of the International Small Cap Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
               (i) the number of shares of the International Small Cap Fund A Class into which the shares of the International Small Cap Fund B Class have been converted and (ii) declared

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               but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the International Small Cap Fund B Class, as such prospectus may be amended from time to time and
               (iii) the right to vote converting shares of the International Small Cap Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the International Small Cap Fund A Class resulting from the conversion need not be issued until certificates representing shares of the International Small Cap Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                    (e) The automatic conversion of the International Small Cap
               Fund B Class into the International Small Cap Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the International Small Cap Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the International Small Cap Fund B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the International Small Cap Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                    (f) The automatic conversion of the International Small Cap
               Fund B Class into International Small Cap Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the International Small Cap Fund B Class on any Distribution Plan with respect to, as relevant, the International Small Cap Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the International Small Cap Fund B Class

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               with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                    4. The shares of the International Small Cap Fund C Class
               and the International Small Cap Fund Institutional Class shall not automatically convert into shares of the International Small Cap Fund A Class of the International Small Cap Series of the Common Stock as do the shares of the International Small Cap Fund B Class of the International Small Cap Series of the Common Stock.

                    FIFTH: The shares of the International Small Cap Fund A Class, the International Small Cap Fund B Class, the International Small Cap Fund C Class and the International Small Cap Fund Institutional Class of the International Small Cap Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                    SIXTH: The shares of the Global Equity Fund A Class, the Global Equity Fund B Class, the Global Equity Fund C Class and the Global Equity Fund Institutional Class of the Global Equity Series shall represent proportionate interests in the same portfolio of investments. The shares of the Global Equity Fund A Class, the Global Equity Fund B Class, the Global Equity Fund C Class and the Global Equity Fund Institutional Class of the Global Equity Series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Global Equity Fund A Class, the Global Equity Fund B Class, the Global Equity Fund C Class and the Global Equity Fund Institutional Class of the Global Equity Series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Global Equity Series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Global Equity Series among its four classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Global Equity Fund A Class, the Global Equity Fund B Class, the Global Equity Fund C Class and the Global Equity Fund Institutional Class of the Global Equity Series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Global Equity Fund A Class, the Global Equity Fund B Class, the Global Equity Fund C Class and the Global Equity Fund Institutional Class of the Global Equity Series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the Global Equity Fund A Class, the Global Equity Fund B Class and the Global Equity Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Global Equity Series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Global Equity Fund A Class, the Global Equity Fund B Class and the Global Equity Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the Global Equity Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Global Equity Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the Global Equity Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the Global Equity Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the Global Equity Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the Global Equity Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the Global Equity Fund B Class shall mean (i) in the case of a share of the Global Equity Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the Global Equity Fund B Class, or
                  (ii) in the case of a share of the Global Equity Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the Global Equity Fund B Class
                  (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Global Equity Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Global Equity Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Global Equity Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the Global Equity Fund B Class, as such prospectus may be amended from time to time.

                           (c) The number of shares of the Global Equity Fund
                  A Class into which a share of the Global Equity Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Global Equity Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Global Equity Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

                           (d) On the Conversion Date, the shares of the
                  Global Equity Fund B Class converted into shares of the Global Equity Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Global Equity Fund A Class into which the shares of the Global Equity Fund B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Global Equity Fund B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the Global Equity Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Global Equity

                  Fund A Class resulting from the conversion need not be issued until certificates representing shares of the Global Equity Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                           (e) The automatic conversion of the Global Equity
                  Fund B Class into the Global Equity Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the Global Equity Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Global Equity Fund B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Global Equity Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                           (f) The automatic conversion of the Global Equity
                  Fund B Class into Global Equity Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Global Equity Fund B Class on any Distribution Plan with respect to, as relevant, the Global Equity Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Global Equity Fund B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The shares of the Global Equity Fund C Class and the Global Equity Fund Institutional Class shall not automatically convert into shares of the Global Equity Fund A Class of the Global Equity Series of the Common Stock as do the shares of the Global Equity Fund B Class of the Global Equity Series of the Common Stock.

                  SEVENTH: The shares of the Global Equity Fund A Class, the Global Equity Fund B Class, the Global Equity Fund C Class and the Global Equity Fund Institutional Class of the Global Equity Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  EIGHTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

                  NINTH:   These Articles Supplementary shall become
effective at 9:00 a.m. on July 21, 1997.

                  IN WITNESS WHEREOF, Delaware Group Global & International Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 18th day of July, 1997.


                                           DELAWARE GROUP GLOBAL & INTERNATIONAL
                                               FUNDS, INC.


                                           By: /s/ Eric E. Miller
                                               ---------------------------------
                                               Eric E. Miller
                                               Vice President and Assistant
                                                    Secretary


ATTEST:



/s/ Michael D. Mabry
----------------------------
Michael D. Mabry
Assistant Vice President and
Assistant Secretary

                  THE UNDERSIGNED, Vice President and Assistant Secretary of DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                                           /s/ Eric E. Miller
                                                           --------------------
                                                           Eric E. Miller